EXHIBIT 99.2

Orsus Xelent Technologies Signs Two-Year Master Distributorship
Agreement with Xingwang Shidai Commerce Co. LTD. (Xingwang);
All Orsus Sales Through Xingwang Are Supported By A 120 Day
Accounts Receivable Collection Policy Guaranteed Up To
Approximately $43 Million By Government-Licensed Zhong Hui Guaranty Corporation

Reminder: Second Quarter 2008 Earnings Conference Call Tomorrow Thursday, August 21 at 8:00am ET

NEW YORK, NY--Aug 20, 2008 -- Orsus Xelent Technologies, Inc. (AMEX:ORS), a designer and manufacturer of award-winning mobile phones for the Asian market, today announced that through a subsidiary company it has signed a two year Master Distributorship Agreement with its long time distributor Beijing Xingwang Shidai Commerce Co. Ltd. (Xingwang).

The agreement formally appoints Xingwang as a national level distributor for the handset products produced by Orsus.

Under the agreement, Xingwang has agreed that the term of the trade account receivables credit from Orsus to Xingwang is 120 days, which shall apply for all trade account receivables incurred by Xingwang since June 30, 2008.

Further, payments of all accounts are jointly guaranteed by Xingwang and government-licensed third-party guarantee company Zhong Hui Guarantee Corporation, with which Xingwang has signed a credit guarantee contract for the full amount of all trade accounts receivable for Orsus products that are more than 45 days overdue, up to $300 million RMB, or the equivalent of approximately US $43 million.

The agreement also provides Orsus with regular detailed information on amounts owed to Xingwang by its customers, which in turn are owed to Orsus.

Orsus stated that it is very pleased to have reached this agreement with its long time friend and business partner Xingwang. It believes the $300 million RMB guarantee fully addresses its current accounts receivables issues, and the 120 day term in place for future sales through Xingwang establishes a new standard for its customer credit policy and ensures timely payment to Orsus. Further, the management of Orsus remains very confident in the distribution skills of Xingwang—all of which create a new, much stronger underpinning for achieving Orsus’s growth goals.

Exhibit 99.2 - 1

Investor Conference Call

The Company will host an investor conference call on Thursday, August 21,@ 8:00am ET. To participate in the call, dial 1-800-762-8795 when calling within the United States or 1-480-629-9572 when calling internationally. Please ask for the Orsus Xelent Conference Call, Pass Code 3912200. There will be a playback available until 08/28/2008. To listen to the playback, please call 1-800-406-7325 when calling within the United States or 1-303-590-3030 when calling internationally. Use the Pass Code 3912200 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed by clicking on this link http://viavid.net/dce.aspx?sid=0000554E or at ViaVid's website at www.viavid.net. The webcast can be accessed through August 21, 2009.

About Orsus Xelent Technologies, Inc.

Incorporated in the State of Delaware and headquartered in Beijing, China, Orsus Xelent Technologies, Inc. is an emerging designer and manufacturer of award-winning mobile phones for the Asian market, primarily the People's Republic of China (PRC). The Company's business encompasses the design of mobile phones, related digital circuits, and software development, and it is a recognized pioneer in mobile phone integration technology. It introduced the region's first wristwatch-style cellular phone, and it continues to break new ground with state-of-the-art phones that include advanced features such as finger print recognition and touch-screen displays. Increasingly, the Company is focused on developing and marketing, under its Proxlink trademark, special application mobile phones for specialized users in a wide variety of professions in business and government. Since the Company's launch in 2004, it has established "Orsus" as a popular brand and achieved a significant share of the world's largest mobile phone market. It maintains more than 179 service call centers across the PRC, with additional offices in Shanghai, Hong Kong, Shenzhen, and Tianjin. For more information, please visit the Company's web site: www.orsus-xelent.com.

Information Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. These and other risks are described in our filings with the Securities and Exchange Commission.

Contact:
Orsus Xelent Technologies, Inc.
Xavier Xin Wang
President & CEO

PRC:
Tel 010-85653777
Fax 010-85653666

US:
Investors:
Tel: 212-402-7838
Fax: 212-425-6951

Press:
Tel: 212-425-5700
Fax: 212-425-6951

Exhibit 99.2 - 2